SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2015

BIO-TECHNE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-17272 (Commission File Number)	41-1427402 (I.R.S. Employer Identification No.)

614 McKinley Place NE

Minneapolis, MN 55413

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (612) 379-8854

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 29, 2015, Bio-Techne Corporation (the “Company”) appointed Kevin Gould, previously serving as Vice President, Cliniqa, to the position of Senior Vice President, Clinical Controls Division, effective January 1, 2016. Mr. Gould had held the position of President of Cliniqa Corporation prior to its acquisition by the Company on June 4, 2015.

With his appointment to Senior Vice President, Mr. Gould entered into an employment agreement with the Company (the “Employment Agreement”) in the same form used for all executive officers of the Company. The Employment Agreement provides for an initial annual base salary of $300,000, and Mr. Gould is also eligible to participate in the Company’s Management Incentive Plan. Mr. Gould will receive reimbursement of certain business expenses in connection with his service to the Company, and is also eligible for paid time off, participation in any other employee benefit plans generally available to the Company’s employees, and certain other benefits as set forth in the Employment Agreement. Mr. Gould had previously entered into the Company’s customary confidentiality and assignment of intellectual property agreement. The Employment Agreement may be terminated at any time by either party upon written notice. If the Employment Agreement is terminated in certain circumstances, such as by the Company without Cause, by the Company following a Change in Control, or by Mr. Gould for Good Reason (each such capitalized term as defined in the Employment Agreement), the Company will be required to pay severance to Mr. Gould in an amount equal to one year of his then-current base salary. Any severance paid to Mr. Gould will be paid in exchange for Mr. Gould’s release of claims against the Company. Mr. Gould will also be granted 10,000 stock options in the Company that will vest over a period over four years.

There is not currently, nor has there been in the past, any transaction with the Company or any of its subsidiaries or affiliates in which Mr. Gould has or had a direct or an indirect material interest, other than in his capacity as a selling shareholder of Cliniqa Corporation.

This description of the material terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 8-K for the quarter ending December 31, 2015.

Marcel Veronneau, who had held the position as Senior Vice President, Clinical Controls Division, will assume the role of Vice President, Hematology Controls for the Clinical Controls Division, reporting to Mr. Gould. There will be no changes to Mr. Veronneau’s employment agreement or compensation as a result of this change in position and responsibilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2015

BIO-TECHNE CORPORATION

/s/ Brenda S. Furlow
Brenda S. Furlow
Senior Vice President, General Counsel and Secretary